EXHIBIT 10.25

EXECUTION COPY

After recording return to:	This Instrument Prepared by:
General Electric Capital Business	Kutak Rock LLP
Asset Funding Corporation	1650 Farnam Street
10900 NE 4 1h Street, Suite 500	Omaha, NE 68102-2186
Bellevue, WA. 98004	Attention: Beth M. Ascher, Esq.
Attention: Real Estate Department

General Electric Capital Business
Asset Funding Corporation
Loan No.: 050-0010706-001

DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS,
FINANCING STATEMENT AND FIXTURE FILING

TRUSTOR:	REMODELERS CREDIT CORPORATION, a Delaware corporation

TRUSTEE:	LAWYERS TITLE REALTY SERVICES, INC., a Virginia corporation

BENEFICIARY:	GENERAL ELECTRIC CAPITAL, BUSINESS ASSET FUNDING CORPORATION, a Delaware corporation

PROPERTY:	1041-1043 Cannons Court, Woodbridge, Prince William County, Virginia

Dated December     , 2002

$2,125,000.00

AMOUNT SUBJECT TO RECORDATION TAX IS $2,125,000.00.

NOTICE: THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

THIS DEED OF TRUST (herein “Instrument”) made and given as of December     , 2002, by the Trustor, REMODELERS CREDIT CORPORATION, a Delaware corporation, whose address is 1041 Cannons Court Woodbridge Virginia 22191 (herein “Borrower”) (a “grantor” for the purpose of indexing), in favor of LAWYERS TITLE REALTY SERVICES, INC., a Virginia corporation, having an address of c/o Land America Financial Group, Inc.,

10513 Judicial Drive, Suite 200, Fairfax, Virginia, 22030 (herein “Trustee”) (“grantee” for the purpose of indexing), both of whose mailing address is c/o Land America Financial Group, Inc., 10513 Judicial Drive, Suite 200, Fairfax, Virginia, 22030, for the benefit of the Beneficiary, GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION, a Delaware corporation, whose address is Real Estate Department, 10900 NE 4 1h Street, Suite 500, Bellevue, Washington 98004 (herein “Lender”) (a “grantee” for the purpose of indexing), as beneficiary,

NOW, THEREFORE, in consideration of the indebtedness herein recited and the trust herein created, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower irrevocably grants, conveys and assigns to Trustee, in trust, WITH POWER OF SALE, all of Borrower’s estate, right, title and interest, now owned or hereafter acquired, including any reversion or remainder interest, in the real property located in the City of Woodbridge, County of Prince William, Commonwealth of Virginia, commonly known as 1041-1043 Cannons Court, and more particularly described on Exhibit A attached hereto and incorporated herein including all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property (collectively “Premises”);

TOGETHER with all of Borrower’s estate, right, title and interest, now owned or hereafter acquired, in, under, and to:

(a)    all buildings, structures, improvements, parking areas, landscaping, equipment, fixtures and articles of property now or hereafter erected on, attached to, or used or adapted for use in the operation of the Premises; including but without being limited to, all heating, air conditioning and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezer’s, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window signs, blinds, draperies, screens, storm sash, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this clause (a) shall be deemed part of the realty covered by this Instrument and not severable wholly or in part without material injury to the freehold of the Premises (all of the foregoing together with replacements and additions thereto are referred to herein as “Improvements”);

(b)    all compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a (i) taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or (ii) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever;

(c)    return premiums or other payments upon any insurance any time provided with respect to the Premises, Improvements, and other collateral described herein for the benefit of or naming Lender, and refunds or rebates of taxes or assessments on the Premises;

(d)    all written and oral leases and rental agreements (including extensions, renewals and subleases; all of the foregoing shall be referred to collectively herein as the “Leases”) now or hereafter affecting the Premises including, without limitation, all rents, issues, income, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements and equipment (“Rents”), all guaranties of tenants’ performance under the Leases, and all rights and claims of any kind that Borrower may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding;

(e)    plans, specifications, contracts and agreements relating to the design or construction of the Improvements; Borrower’s rights under any payment, performance, or other bond in connection with the design or construction of the Improvements; all landscaping and construction materials, supplies, and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements, and purchase orders with contractors, subcontractors, suppliers, and materialmen incidental to the design or construction of the Improvements;

(f)    all contracts accounts, rights, claims or causes of action pertaining to or affecting the Premises or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with operation or development of the Premises or Improvements, management contracts, service or supply contracts, deposits, bank accounts, general intangibles (including without limitation trademarks, trade names and symbols), permits, licenses, franchises and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide Borrower with proceeds to satisfy the loan evidenced hereby or improve the Premises or Improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees;

(g)    all books, records, surveys, reports and other documents related to the Premises, the Improvements, the Leases, or other items of collateral described herein; and

(h)    all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein.

All of the foregoing described collateral is exclusive of any equipment, inventory, furniture, furnishings or trade fixtures owned and supplied by tenants of the Premises. The Premises, the Improvements, the Leases and all of the rest of the foregoing property are herein referred to as the “Property.”

TO SECURE TO Lender (a) the repayment of the indebtedness evidenced by that certain Cognovit Promissory Note dated of even date herewith from Borrower, as maker, to Lender, as payee, in the principal sum of Two Million One Hundred Twenty-Five Thousand and no hundredths Dollars ($2,125,000.00), with interest thereon prior to default at the rate of seven and twenty-five hundredths (7.25%) per annum, and otherwise as set forth therein, having a scheduled final maturity date of January 1, 2018, and all renewals, extensions and modifications thereof (herein “Note”); (b) the repayment of any future advances, with interest thereon, made by Lender to Borrower pursuant to Section 30 hereof (herein “Future Advances”); (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Instrument or to fulfill any of Borrower’s obligations hereunder or under the other Loan Documents (as defined below); (d) the performance of the covenants and agreements of Borrower contained herein or in the other Loan Documents; and (e) the repayment of all sums now or hereafter owing to Lender by Borrower pursuant to any instrument which recites that it is secured hereby. The indebtedness and obligations described in clauses (a)-(e) above are collectively referred to herein as the “Indebtedness.” The Note, this Instrument, and all other documents evidencing, securing or guaranteeing the Indebtedness (except the Environmental Indemnity Agreement), as the same may be modified or amended from time to time, are referred to herein as the “Loan Documents.” The terms of the Note secured hereby may provide that the interest rate or payment terms or balance due may be indexed, adjusted, renewed, or renegotiated from time to time, and this Instrument shall continue to secure the Note notwithstanding any such indexing, adjustment, renewal or renegotiation.

Borrower represents and warrants that Borrower has good and insurable title to, and has the right to grant, convey and assign an indefeasible fee simple estate in, the Premises, Improvements, Rents and Leases (or, if this Instrument is on a leasehold, good, marketable and insurable title to, and the right to convey the leasehold estate and that the Ground Lease is in full force and effect without modification except as noted above and without default on the part of either lessor or lessee thereunder), and the right to convey the other Property, that the Property is unencumbered except as disclosed in writing to and approved by Lender prior to the date hereof, and that Borrower will warrant and forever defend unto Trustee the title to the Property against all claims and demands, subject only to the permitted exceptions set forth in Schedule 1 attached hereto.

Borrower represents, warrants, covenants and agrees for the benefit of Lender as follows:

Section 1.    Payment of Principal and Interest.    Borrower shall promptly pay when due the principal of and interest on the Indebtedness, any prepayment and other charges provided in the Loan Documents and all other sums secured by this Instrument.

Section 2.    Impounds for Taxes, Insurance and Other Charges.    Except as is hereinafter provided with respect to the impounding of such payments by Lender following the occurrence of an Event of Default, Borrower shall pay or cause to be paid when due, prior to delinquency, all annual real estate taxes, insurance premiums, assessments, water and sewer rates, ground rents and other charges (herein “Impositions”) payable with respect to the Property. Upon the occurrence of an Event of Default (hereinafter defined), and at Lender’s sole option at any time thereafter, Borrower shall pay in addition to each monthly payment on the Note, one-twelfth of the annual Impositions (as estimated by Lender in its sole discretion), to be held by Lender without interest to Borrower, for the payment of such Impositions (such payments being referred to herein as “Impounds”).

Annually during the term of this Instrument, Lender shall compare the Impounds collected to the Impositions paid or to be paid. If the amount of such Impounds held by Lender at such time shall exceed the amount deemed necessary by Lender to provide for the payment of Impositions as they fall due, if no Event of Default shall have occurred and be continuing, such excess shall be at Borrower’s option, either repaid to Borrower or credited to Borrower on the next monthly installment or installments of Impounds due. If at any time the amount of the Impounds held by Lender shall be less than the amount deemed necessary by Lender to pay Impositions as they fall due, Borrower shall pay to Lender any amount necessary to make up the deficiency within thirty (30) days after notice from Lender to Borrower requesting payment thereof. Upon the occurrence of an Event of Default hereunder, Lender may apply, in any amount and in any order as Lender shall determine in Lender’s sole discretion, any Impounds held by Lender at the time of application (i) to pay Impositions which are now or will hereafter become due, or (ii) as a credit against sums secured by this Instrument. Upon payment in full of all sums secured by this Instrument, Lender shall refund to Borrower any Impounds then held by Lender.

Upon the occurrence of an Event of Default, Lender may apply, in any amount and in any order as Lender shall determine in Lender’s sole discretion, any Impounds held by Lender at the time of application (i) to pay Impositions which are now or will hereafter become due, or (ii) as a credit against sums secured by this Instrument. Upon payment in full of all sums secured by this Instrument, Lender shall refund to Borrower any Impounds held by Lender.

Section 3.    Application of Payments.    Unless applicable law provides otherwise, each complete installment payment received by Lender from Borrower under the Note or this Instrument shall be applied by Lender first in payment of amounts payable to Lender by Borrower under Section 2 hereof, then to interest payable on the Note, then to principal of the Note, and then to interest and principal on any Future Advances in such order as Lender, at Lender’s sole discretion, shall determine. Upon the occurrence of an Event of Default, Lender may apply, in any amount and in any order as Lender shall determine in Lender’s sole discretion, any payments received by Lender under the Note or this Instrument. Any partial payment received by Lender shall, at Lender’s option, be held in a non-interest bearing account until Lender receives funds sufficient, to equal a complete installment payment. If requested by Lender, Borrower shall promptly furnish to Lender all notices of Impositions which become due, and in the event Borrower shall make payment directly, Borrower shall promptly furnish to Lender receipts evidencing such payments.

Section 4.    Charges, Liens.    Borrower shall promptly discharge or bond off any lien which has, or may have, priority over or equality with, the lien of this Instrument, and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. Without Lender’s prior written permission, Borrower shall not allow any lien inferior to this Instrument to be perfected against the Property. If any lien inferior to this Instrument is filed against the Property without Lender’s prior written permission and without the consent of Borrower, Borrower shall, within thirty (30) days after receiving notice of the filing of such lien, cause such lien to be released of record and deliver evidence of such release or bonding to Lender. Borrower may contest any such lien by appropriate proceedings in good faith, timely filed, provided that enforcement of the lien is stayed pending such contest. Lender may require that Borrower post security for payment of such lien.

Section 5.    Insurance.    Borrower shall obtain and maintain the following types of insurance upon and relating to the Property:

(a)    “All Risk” property and fire insurance (with extended coverage endorsement including malicious mischief and vandalism) in an amount not less than the full replacement value of the Property (with a deductible not to exceed $5,000), naming Lender under a lender’s loss payable endorsement (form 438BFU or equivalent) naming Lender as mortgagee and loss payee and including agreed amount, inflation guard, replacement cost and waiver of subrogation endorsements;

(b)    Commercial general liability insurance in an amount not less than $2,000,000 per occurrence and on an occurrence basis, insuring against personal injury, death and property damage and naming Lender as additional insured;

(c)    Business interruption insurance or rent-loss insurance, as applicable, covering loss of rental or other income (including all expenses payable by tenants) for up to twelve (12) months;

(d)    Boiler and machinery coverage for mechanical and electrical failure;

(e)    Flood hazard insurance if the Property is located in an area designated by the Federal Emergency Management Act if and to the extent that the Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards by the Department of Housing and Urban Development or such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to any national or state program of flood insurance Borrower shall carry flood insurance with respect to the Property in amounts not less than the maximum limit of coverage then available with respect to the Property or the amount of the Indebtedness, whichever is less; and

(f)    Such other types of insurance or endorsements to existing insurance as may be required from time to time by Lender in accordance with its standard commercial lending practices.

Upon the request of Lender, Borrower shall increase the coverages under any of the insurance policies required to be maintained hereunder or otherwise modify such policies in accordance with Lender’s standard commercial lending practices. All of the insurance policies required hereunder shall be issued by corporate insurers licensed to do business in the state in which the Property is located and rated A:VIII or better by A.M. Best Company, and shall be in form acceptable to Lender. Certificates of all insurance required to be maintained hereunder shall be delivered to Lender, along with evidence of payment in full of all premiums required thereunder, contemporaneously with Borrower’s execution of this Instrument. All such certificates shall be in form acceptable to Lender and shall require the insurance company to give to Lender at least thirty (30) days’ prior written notice before canceling the policy for any reason or materially amending it. Certificates evidencing all renewal and substitute policies of insurance shall be delivered to Lender, along with evidence of the payment in full of all premiums required thereunder, at least fifteen (15) days before termination of the policies being renewed or substituted. If any loss shall occur at any time when Borrower shall be in default hereunder, Lender shall be entitled to the benefit of all insurance policies held or maintained by Borrower, to the same extent as if same had been made payable to Lender, and upon foreclosure hereunder, Lender shall become the owner thereof Lender shall have the right, but not the obligation, to make premium payments, at Borrower’s expense, to prevent any cancellation, endorsement, alteration or reissuance of any policy of insurance maintained by Borrower, and such payments shall be accepted by the insurer to prevent same.

If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or destruction of the Property (such event being called a “Loss”), Borrower will give prompt written notice thereof to Lender. All insurance proceeds paid or payable in connection with any Loss shall be paid to Lender. If (i) no Event of Default has occurred and is continuing hereunder, (ii) Borrower provides evidence satisfactory to Lender of (A) its ability to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Property (which evidence may include reference to rent-loss or business interruption insurance), and (B) its ability under applicable zoning requirements (including applicable variances and non-conforming use permits) fully and completely to restore, repair, or replace the Property to its value, condition, and character prior to such loss (iii) the available insurance proceeds (together with any deposit posted by Borrower to augment any deficiency in such proceeds) are, in Lender’s judgment, sufficient fully and completely to restore, repair or replace the Property and (iv) Borrower provides evidence satisfactory to Lender that none of the tenants of the Property will terminate its Lease as a result of either the Loss or the repairs to or replacement of the Property, Borrower shall have the right to apply all insurance proceeds received in connection with such Loss either (a) to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such Loss, or (b) to the payment of the Indebtedness in such order as Lender may elect. If an Event of Default has occurred and is continuing hereunder at the time of such Loss, if Lender determines that Borrower will be unable to pay all amounts becoming due under the, Note during the pendency of any restoration or repairs to or replacement of the Property, if the available insurance proceeds are insufficient, in Lender’s judgment, to fully and completely restore, repair or replace the Property or if Lender has reason to believe that one or more tenants of the Property will terminate its lease as a result of either the Loss or the repairs to or replacement of the Property, or if less than six (6) months remain until maturity of the Note, then all of the insurance proceeds payable with respect to such Loss will be applied to the payment of the Indebtedness, or if so instructed by Lender, such insurance proceeds shall be made available to Borrower, and Borrower will promptly, at Borrower’s sole cost and expense and regardless of whether sufficient insurance proceeds shall be available, commence to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition, character immediately prior to such Loss. Borrower shall diligently prosecute any restoration, repairs or replacement of the Property undertaken by or on behalf of Borrower pursuant to this Section 5. All such work shall be conducted pursuant to written contracts approved by Lender in writing, which approval shall not be unreasonably withheld. Notwithstanding anything contained herein to the contrary, in the event the insurance proceeds received by Lender following any Loss are insufficient in Lender’s judgment to fully and completely restore, repair or replace the, Property, and if Borrower has complied with all of the other conditions described in this Section 5, Borrower may elect to restore, repair or replace the Property if it first deposits with Lender such additional sums as Lender determines are necessary in order to fully and completely restore, repair or replace the Property. In the event any insurance proceeds remain following the restoration, repair or replacement of the Property, such proceeds shall be disbursed to Borrower, to the extent that no Event of Default shall have occurred and be continuing and to the extent any deposit was required to augment a shortfall in proceeds, and thereafter shall be applied to the Indebtedness in such order as Lender may elect.

In the event that insurance proceeds shall be made available for the repair, replacement, and/or reconstruction of the Property, Lender may require that such proceeds be disbursed through an escrow with a title insurance company acceptable to Lender, against Borrower’s furnishing to Lender such construction contracts, plans, building permits, lien waivers, contractor’s affidavits, endorsements to Lender’s policy of title insurance, builder’s risk insurance, and other documents, instruments, and information as Lender may reasonably require in accordance with standard construction-lending practices.

Borrower waives any and all right to claim or recover against Lender or its officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrower’s property or the property of others under Borrower’s control from any cause insured against or required to be insured against under this Section 5.

Section 6.    Preservation and Maintenance of Property; Leaseholds.    Borrower (a) shall not commit waste or permit impairment or deterioration of the Property, (b) shall not abandon the Property, (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (d) shall keep the Property, including all Improvements thereon, in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, (e) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, (f) if all or part of the Property is for rent or lease, then Lender, at its option after the occurrence of an Event of Default, may require Borrower to provide for professional management of the Property by a property manager satisfactory to Lender pursuant to a contract approved by Lender in writing, unless such requirement shall be waived by Lender in writing, and (g) shall give notice in writing to Lender of and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Property, the security of this Instrument or the rights or powers of Lender hereunder. Neither Borrower nor any tenant or other person, without the written approval of Lender, shall remove, demolish or alter any Improvement now existing or hereafter erected on the Premises or any Property, except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

Borrower represents, warrants and covenants that the Property is and shall be in substantial compliance with the Americans with Disabilities Act of 1990 and all of the regulations promulgated thereunder, as the same may be amended from time to time.

Section 7.    Use of Property.    Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not, without Lender’s prior written consent, (i) initiate or acquiesce in a change in the zoning classification (including any variance under any existing zoning ordinance applicable to the Property), (ii) permit the use of the Property to become a non-conforming use under applicable zoning ordinances, (iii) file any subdivision or parcel map affecting the Property, or (iv) amend, modify or consent to any easement or covenants, conditions and restrictions pertaining to the Property.

Section 8.    Protection of Lender’s Security.    If Borrower fails to perform any of the covenants and agreements contained in this Instrument prior to the expiration of any applicable cure periods, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Lender therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender’s option may make such appearances, disburse such sums and take such action as Lender deems necessary, in its sole discretion, to protect Lender’s interest, including, but not limited to, (i) disbursement of attorneys’ fees, (ii) entry upon the Property to make repairs, (iii) procurement of satisfactory insurance as provided in Section 5 hereof, and (iv) if this Instrument is on a leasehold, exercise of any option to renew or extend the Ground Lease on behalf of Borrower and the curing of any default of Borrower in the terms and conditions of the Ground Lease.

Any amounts disbursed by Lender pursuant to this Section 8, with interest thereon, shall become additional Indebtedness of Borrower secured by this Instrument. Unless Borrower and Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Default Rate (as defined in the Note). Borrower hereby covenants and agrees that Lender shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the indebtedness. Nothing contained in this Section 8 shall require Lender to incur any expense or take any action hereunder.

Section 9.    Inspection.    Lender may make or cause to be made reasonable entries upon the Property to inspect the interior and exterior thereof Except in case of emergency, such inspection shall be with reasonable prior notice and shall in any case be with due regard to rights of tenants.

Section 10.    Financial Data.    Borrower will furnish to Lender, and will cause any guarantor of the Indebtedness to furnish to Lender on request, within ninety (90) days after the close of its fiscal year (i) annual balance sheet and profit and loss statements prepared in accordance with generally accepted accounting principles and practices consistently applied and, if Lender so requires, accompanied by the annual audit report of U.S. Home Systems, Inc., a Delaware corporation, by an independent certified public accountant reasonably acceptable to Lender, (ii) an annual operating statement, together with a complete rent roll and other supporting data reflecting all material information with respect to the operation of the Property and Improvements, and (iii) all other financial information and reports that Lender may from time to time reasonably request, including, if Lender so requires, income tax returns of Borrower and any guarantor of any portion of the Indebtedness, and financial statements of any tenants designated by Lender.

Section 11.    Condemnation.    If the Property, or any part thereof, shall be condemned for any reason, including without limitation fire or earthquake damage, or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking of, or injury to, the Property shall be paid to Lender who shall have the right, in its sole and absolute discretion, to apply the amounts so received against (a) the costs and expenses of Lender or Trustee, including attorneys’ fees incurred in connection with collection of such amounts, and (b) the balance against the Indebtedness; provided, however, that if (i) no Event of Default shall have occurred and be continuing hereunder, (ii) Borrower provides evidence satisfactory to Lender of its ability to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Property, (iii) Lender determines, in its sole discretion, that the proceeds of such award are sufficient to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such taking (or, if the proceeds of such award are insufficient for such purpose, if Borrower provides additional sums to Lender’s satisfaction so that the aggregate of such sums and the proceeds of such award will be sufficient for such purpose), and (iv) Borrower provides evidence satisfactory to Lender that none of the tenants of the Property will terminate its Lease as a result of either the condemnation or taking or the repairs to or replacement of the Property, the proceeds of such award, together with additional sums provided by Borrower, shall be placed in a separate account for the benefit of Lender and Borrower to be used to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such taking. All work to be performed in connection therewith shall be pursuant to a written contract therefor, which contract shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld. To the extent that any funds remain after the Property has been so restored and repaired, the same shall be applied against the Indebtedness in such order as Lender may elect. To enforce its rights hereunder, Lender shall be entitled to participate in and, if an Event of Default shall have occurred and be continuing, control any condemnation proceedings and to be represented therein by counsel of its own choice, and Borrower will deliver, or cause to be delivered to Lender such instruments as may be requested by it from time to time to permit such participation. In the event Lender, as a result of any such judgment, decree or award, has reason to believe that the payment or performance of any of the Indebtedness is impaired, Lender may declare all of the Indebtedness immediately due and payable.

Section 12.    Borrower and Lien Not Released.    From time to time, Lender may, at Lender’s option, without giving notice to or obtaining the consent of Borrower, Borrower’s successors or assigns or of any junior lienholder or guarantors, without liability on Lender’s part and notwithstanding the occurrence of an Event of Default, extend the time for payment of the Indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of the Indebtedness, accept an extension or modification or renewal note or notes therefor, modify the terms and time of payment of the Indebtedness, release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable thereunder. Any actions taken by Lender pursuant to the terms of this Section 12 shall not affect the obligation of Borrower or Borrower’s successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the Indebtedness, and shall not affect the lien or priority of the lien hereof on the Property. Borrower shall pay Lender a reasonable service charge, together with such title insurance premiums and attorneys’ fees as may be incurred at Lender’s option, for any such action if taken at Borrower’s request.

Section 13.    Forbearance By Lender Not a Waiver.    Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy. The acceptance by Lender of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the Indebtedness secured by this Instrument, nor shall Lender’s receipt of any awards, proceeds or damages under Sections 5 and 11 hereof operate to cure or waive Borrower’s default in payment of sums secured by this Instrument.

Section 14.    Uniform Commercial Code Security Agreement.    This Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code as enacted in the Commonwealth of Virginia, and Borrower hereby grants and conveys to Lender a first and prior security interest in all of the Property that constitutes personalty (“Collateral”, for purposes of this Section 14), whether now owned or hereafter acquired. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. Borrower hereby authorizes Lender to file this Instrument, or any reproduction thereof, as a financing statement for any of the items specified above as part, of the Collateral, and any financing statements, extensions, renewals, amendments and other records in connection therewith, in the real estate records and/or other appropriate index. Borrower hereby waives any and all rights Borrower may have to file in the real estate records and any other index any financing statement, amendment, termination statement and other record pertaining to the Collateral and/or Lender’s interest therein. Borrower shall execute and deliver to Lender, upon Lender’s request, any financing statements, extensions, renewals, amendments and other records, and reproductions of this Instrument, in such form as Lender may require to perfect a security interest with respect to the foregoing items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses of any record searches for financing statements Lender may require.

Borrower expressly warrants and covenants:

(a)    Except for the security interest granted hereby, Borrower is the owner of the Collateral free from any lien, security interest or encumbrance. Borrower understands that any further encumbrance of the Collateral is prohibited. Borrower shall defend the Collateral against all claims and demands of all per sons at any time claiming the same or any interest therein.

(b)    The Collateral is used or bought, primarily for use in the business of Borrower and not for consumer purposes.

(c)    Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Borrower’s chief executive office is located at the address stated above, and all of Borrower’s records relating to its business and the Collateral are kept at such location. The Collateral is located at or on or is used or owned for or in connection with the Premises.

(d)    Borrower shall promptly notify Lender of any change in the location of the Collateral or any change in Borrower’s chief executive office.

(e)    Borrower hereby agrees to provide written notice to Lender of any change or proposed change in its name, corporate structure or chief executive office. Such notice shall be provided thirty days in advance of the date that such change or proposed change is planned to take effect. Borrower does business, and has done business, only under its own name.

(f)    Borrower shall pay when due, prior to delinquency, all taxes and assessments of every nature which may be levied or assessed against the Collateral.

(g)    Except for liens in favor of Lender, without Lender’s prior written consent, Borrower shall not permit or allow any lien, security interest or encumbrance whatsoever upon the Collateral and shall not permit the Collateral to be attached or replevied. Lender’s consent to a junior lien by an entity owned by, or under common control with, Lender shall not be unreasonably withheld.

(h)    The Collateral is in good condition and Borrower shall keep the Collateral in good condition (reasonable wear and tear excepted) and from time to time, forthwith, replace and repair all such parts of the Collateral as may be broken, worn out, or damaged without allowing any lien to be created upon the Collateral on account of such replacement or repairs. Lender may examine and inspect the Collateral at any time, wherever located, subject to reasonable prior notice.

(i)    Borrower will not use the Collateral in violation of any applicable statutes, regulations or ordinances.

(j)    Notwithstanding anything else contained herein to the contrary, if any personal property for use on the Property will be leased to Borrower, Lender’s interest therein shall be subordinate to lessor’s interest therein.

Until the occurrence of an Event of Default, Borrower may have possession of the Collateral and use it in any lawful manner, and upon the occurrence of an Event of Default Lender shall have the immediate right to the possession of the Collateral.

Upon the occurrence of an Event of Default, Lender shall have the remedies of a secured party under the Uniform Commercial Code, and Lender may also invoke the remedies provided in Section 26 of this Instrument as to such items. In exercising any of said remedies Lender may proceed against the items of real property and any items of Collateral specified above separately or together and in any order whatsoever, without in any way affecting the availability of Lender’s remedies under the Uniform Commercial Code or of the remedies provided in Section 26 of this Instrument. Within ten (10) days following any request therefor by Lender, Borrower shall prepare and deliver to Lender a written inventory specifically listing all of the Collateral covered by the security interest herein granted, which inventory shall be certified by Borrower as being true, correct, and complete.

Addresses and Other Information for Fixture Filing.    The following information is provided in order that this Deed of Trust shall comply with the requirements of the Uniform Commercial Code, as enacted in the Commonwealth of Virginia, for instruments to be filed as financing statements and with other requirements of applicable law:

(a)	Name of Borrower (Debtor):	REMODELERS CREDIT CORPORATION
	Address of Borrower:	1041 Cannons Court
Woodbridge, Virginia 22191
Attention: Mr. Dan Betts

(b)	Name of Lender (Secured Party):	GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION
	Address of Lender:	10900 NE 4th Street, Suite 500
Bellevue, Washington 98004
Attention: Real Estate Department

(c)	Record Owner of Real Estate
	Described on Exhibit A hereto:	BORROWER

Section 15.    Leases of the Property.    Borrower shall comply with and observe Borrower’s obligations as landlord under all Leases of the Property or any part thereof. All Leases now or hereafter entered into will be in form and substance subject to the approval of Lender. Borrower shall pay all attorneys’ fees incurred by Lender in reviewing any Lease or proposed Lease. All Leases of the Property shall specifically provide that such Leases are subordinate to this Instrument; that the tenant attorns to Lender, such attornment to be effective upon Lender’s acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Lender may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure; and that Lender may, at Lender’s option, accept or reject such attornments (except as to third-party credit tenants unrelated to Borrower, as to which Lender shall grant a non-disturbance provision). Borrower shall not, without Lender’s written consent, request or consent to the subordination of any Lease of all or any part of the Property to any lien subordinate to this Instrument. If Borrower becomes aware that any tenant proposes to do, or is doing, any act or thing which may give rise to any right of set-off against rent, Borrower shall (i) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (ii) immediately notify Lender thereof in writing and of the amount of said set-offs, and (iii) within ten (10) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such setoff and as shall assure that Rents thereafter due shall continue to be payable without set-off or deduction. Upon Lender’s receipt of notice of the occurrence of any default or violation by Borrower of any of its obligations under the Leases, Lender shall have the immediate right, but not the duty or obligation, without prior written notice to Borrower or to any third party, to enter upon the Property and to take such actions as Lender may deem necessary to cure the default or violation by Borrower under the Leases. The costs incurred by Lender in taking any such actions pursuant to this paragraph shall become part of the Indebtedness, shall bear interest at the rate provided in the Note, and shall be payable by Borrower to Lender on demand. Lender shall have no liability to Borrower or to any third party for any actions taken by Lender or not taken pursuant to this paragraph.

Section 16.    Remedies Cumulative.    Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

Section 17.    Transfers of the Property or Beneficial Interests in Borrower; Subordinate Financing Prohibited; Assumption.    Lender may, at its option, declare all sums secured by this Instrument to be immediately due and payable, and Lender may invoke any remedies permitted by Section 26 of this Instrument, if title to the Property is changed without the prior written consent of Lender, which consent shall be at Lender’s sole discretion. Any transfer of any interest in the Property or in the income therefrom, by sale, lease (except for Leases to tenants in the ordinary course of managing income property which are approved by Lender pursuant to Section 15 of this Instrument), contract, mortgage, deed of trust, further encumbrance or otherwise (including any such transfers as security for additional financing of the Property), and any change in the ownership interests in Borrower (including any transfer, pledge, assignment, or hypothecation of, or other change in the ownership interests of any legal entities which comprise or control Borrower), shall be considered a change of title, except transfers and changes in ownership by devise or descent. Leasehold deeds of trust and collateral assignments of any Lease of the Property given by tenants of the Property are prohibited without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. Notwithstanding the foregoing, additional but subordinate deeds of trust may be granted to Lender and, subject to the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion, may be granted to entities owned by or under common control with Lender.

Lender shall have the right to condition its con sent to any proposed sale or transfer described in this Section 17 upon, among other things, Lender’s approval of the transferee’s creditworthiness and management ability, and the transferee’s execution, prior to the sale or transfer, of a written assumption agreement containing such terms as Lender may require, including, if required by Lender, the imposition of an assumption fee of one percent (1%) of the then outstanding balance of the Indebtedness. Consent by Lender to one transfer of the Property shall not constitute consent to subsequent transfers or waiver of the provisions of this Section 17. No transfer by Borrower shall relieve Borrower of liability for payment of the Indebtedness, unless Lender shall otherwise agree in writing at the time of such transfer. Borrower shall pay any recording tax, recording cost, title insurance premium, attorneys’ fees, or other third-party expenses incurred by Lender in connection with any transfer; whether or not consent is required. The transfer to and assumption by an approved transferee of the Borrower’s obligations under the Loan shall not constitute a “prepayment” of the Loan requiring payment of a “Prepayment Premium” (as defined in the Note).

Section 18.    Notice.    Except for any notice required under applicable law to be given in another manner, any and all notices, elections, demands, or requests permitted or required to be made under this Instrument or under the Note shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally, or sent by registered, certified, or Express United States mail, postage prepaid, or by Federal Express or similar service requiring a receipt, to the other party at the address stated above, or to such other party and at such other address within the United States of America as any party may designate in writing as provided herein. The date of receipt of such notice, election, demand or request shall be the earliest of (i) the date of actual receipt, (ii) three (3) business days after the date of mailing by registered or certified mail, (iii) one (1) business day after the date of mailing by Express Mail or the delivery (for redelivery) to Federal Express or another similar service requiring a receipt, or (iv) the date of personal delivery (or refusal upon presentation for delivery).

Section 19.    Successors and Assigns Bound; Joint and Several Liability; Agents; Captions.    The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, successors and assigns of Lender and Borrower, subject to the provisions of Section 17 hereof. If Borrower is comprised of more than one person or entity, whether as individuals, partners, partnerships, limited liability companies, or corporations, each such person or entity shall be jointly and severally liable for Borrower’s obligations hereunder. In exercising any rights hereunder or taking any actions provided for herein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the sections of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

Section 20.    Waiver of Statute of Limitations.    Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument.

Section 21.    Waiver of Marshalling.    Notwithstanding the existence of any other security interests in the Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the Indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

Section 22.    Hazardous Waste.    Borrower has furnished to Lender a Phase I Environmental Assessment dated November 6, 2002, prepared by Secor International, Inc., (the “Report”). Except as disclosed to Lender in the Report, Borrower has received no notification of any kind suggesting that the Property or any adjacent property is or may be contaminated with any hazardous waste or materials or is or may be required to be cleaned up in accordance with any applicable law or regulation; and Borrower further represents and warrants that, except as previously disclosed to Lender in writing, to the best of its knowledge as of the date hereof, there are no hazardous waste or materials located in, on or under the Property or any adjacent property, or incorporated in any Improvements, nor has the Property or any adjacent property ever been used as a landfill or a waste disposal site, or a manufacturing, handling, storage, distribution or disposal facility for hazardous waste or materials, except for reasonable quantities of ordinary office supplies, cleaning supplies, insecticides, pesticides, and paint used in the normal operation and maintenance of the Property, provided that the same are used, stored, handled, and disposed of in accordance with applicable laws. As used herein, the term “hazardous waste or materials” includes any substance or material defined in or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar term, by any federal, state or local statute, regulation or ordinance now or hereafter in effect. Borrower shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of hazardous waste or materials in, on or under the Property or any adjacent property, or incorporated in any Improvements, at Borrower’s expense. In the event that Lender at any time has reason to believe that the Property is not free of all hazardous waste or materials or that Borrower has violated any applicable environmental law with respect to the Property, then immediately, upon request by Lender, Borrower shall promptly order, diligently pursue obtaining and furnish to Lender, at Borrower’s sole cost and expense, an environmental audit and inspection of the Property from an expert satisfactory to Lender. In the event that Borrower fails to immediately obtain such audit or inspection, Lender or its agents may perform or obtain such audit or inspection at Borrower’s sole cost and expense. Lender may, but is not obligated to, enter upon the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Property; and whether or not Borrower has actual knowledge of the existence of hazardous waste or materials on the Property or any adjacent property as of the date hereof, Borrower shall reimburse Lender as provided in Section 23 below for the full amount of all costs and expenses incurred by Lender prior to Lender acquiring title to the Property through foreclosure or acceptance of a deed in lieu of foreclosure, in connection with such compliance activities. Neither this provision nor any of the other Loan Documents shall operate to put Lender in the position of an owner of the Property prior to any acquisition of the Property by Lender. The rights granted to Lender herein and in the other Loan Documents are granted solely for the protection of Lender’s lien and security interest covering the Property, and do not grant to Lender the right to control Borrower’s actions, decisions or policies regarding hazardous waste or materials.

Section 23.    Advances, Costs and Expenses.    Borrower shall pay within ten (10) days after written demand from Lender all sums advanced by Lender and all costs and expenses incurred by Lender in taking any actions pursuant to the Loan Documents including attorneys’ fees and disbursements, accountants’ fees, appraisal and inspection fees and the costs for title reports and guaranties, together with interest thereon at the rate applicable under the Note after an Event of Default from the date such costs were advanced or incurred. All such costs and expenses incurred by Lender, and advances made, shall constitute advances under this Instrument to protect the Property and shall be secured by and have the same priority as the lien of this Instrument. If Borrower fails to pay any such advances, costs and expenses and interest thereon, Lender may apply any undisbursed loan proceeds to pay the same, and, without foreclosing the lien of this Instrument, may at its option commence an independent action against Borrower for the recovery of the costs, expenses and/or advances, with interest, together with costs of suit, costs of title reports and guaranty of title, disbursements of counsel and reasonable attorneys’ fees incurred therein or in any appeal therefrom.

Section 24.    Assignment of Leases and Rents.    Borrower, for good and valuable consideration, the receipt of which is hereby acknowledged, to secure the Indebtedness, does hereby absolutely and unconditionally grant, bargain, sell, transfer, assign, convey, set over and deliver unto Lender all right, title and interest of Borrower in, to and under the Leases of the Property, whether now in existence or hereafter entered into, and all guaranties, amendments, extensions and renewals of said Leases and any of them, and all Rents which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Property.

Borrower represents, warrants, covenants and agrees with Lender as follows:

(a)    The sole ownership of the entire lessor’s interest in the Leases is vested in Borrower, and Borrower has not, and shall not, perform any acts or execute any other instruments which might prevent Lender from fully exercising its rights with respect to the Leases under any of the terms, covenants and conditions of this Instrument.

(b)    The Leases are and shall be valid and enforceable in accordance with their terms and have not been and shall not be altered, modified, amended, terminated, canceled, renewed or surrendered except as approved in writing by Lender, which approval shall not be unreasonably withheld. The terms and conditions of the Leases have not been and shall not be waived in any manner whatsoever except as approved in writing by Lender, which approval shall not be unreasonably withheld.

(c)    Borrower shall not decrease the term or the amount of rent payable under any Lease without prior written notice to Lender and Lender’s consent.

(d)    There are no defaults now existing under any of the Leases, and, to the best of Borrower’s knowledge, there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases.

(e)    Borrower shall give prompt written notice to Lender of any notice received by Borrower claiming that a default has occurred under any of the Leases on the part of Borrower, together with a complete copy of any such notice.

(f)    Each of the Leases shall remain in full force and effect irrespective of any merger of the interest of lessor and any lessee under any of the Leases.

(g)    Borrower will not permit any Lease to become subordinate to any lien other than the lien of this Instrument.

The assignment made hereunder is an absolute, present assignment from Borrower to Lender, effective immediately, and is not merely an assignment for security purposes but is irrevocable by Borrower so long as the Indebtedness remains outstanding. Notwithstanding the foregoing, until a notice is sent to the Borrower in writing that an Event of Default (as defined below) has occurred under the terms and conditions of the Note or any instrument constituting security for the Note (which notice is hereafter called a “Notice”), Borrower is granted a license to receive, collect and enjoy the Rents accruing from the Property.

If an Event of Default shall occur, Lender may, at its option, after service of a Notice, receive and collect all such Rents as they become due, from the Property. Lender shall thereafter continue to receive and collect all such Rents, until Lender shall otherwise agree in writing. All sums received by Borrower after service of such Notice shall be deemed received in trust and shall be immediately turned over to Lender.

Borrower hereby irrevocably appoints Lender its true and lawful attorney-in-fact with power of substitution and with full power for Lender in its, own name and capacity or in the name and capacity of Borrower, from and after service of Notice, to demand, collect, receive and give complete acquittances for any and all Rents accruing from the Property, either in its own name or in the name of Borrower or otherwise, which Lender may deem necessary or desirable in order to collect and enforce the payment of the Rents and to demand, correct, receive, endorse, and deposit all checks, drafts, money orders or notes given in payment of such Rents. Such appointment is coupled with an interest and is irrevocable. Lender shall not be liable for or prejudiced by any loss of any note, checks, drafts, etc., unless such loss is found by a court of competent jurisdiction to have been due to the gross negligence or willful misconduct of Lender. Lender shall apply the Rents received from Borrower’s lessees, to accrued interest and principal under the Note. If no Event of Default remains uncured, amounts received in excess of the aggregate monthly payment due under the Note shall be remitted to Borrower in a timely manner. Nothing contained herein shall be construed to constitute Lender as a mortgagee in possession in absence of its physically taking possession of the Property.

Borrower also hereby irrevocably appoints Lender as its true and lawful attorney-in-fact to appear in any state or federal bankruptcy, insolvency,, or reorganization proceeding in any state or federal court involving any of the tenants of the Leases. Lessees of the Property are hereby expressly authorized and directed, from and after service of a Notice to pay any and all amounts due Borrower pursuant to the Leases to Lender or such nominee as Lender may designate in writing delivered to and received by such lessees who are expressly relieved of any and all duty, liability or obligation to Borrower in respect of all payments so made.

If an Event of Default shall occur, Lender is hereby vested with full power from and after service of a Notice to use all measures, legal and equitable, deemed by it necessary or proper to enforce the assignment granted hereunder and to collect the Rents assigned hereunder, including the right of Lender or its designee, to enter upon the Property, or any part thereof, and take possession of all or any part of the Property together with all personal property, fixtures, documents, books, records, papers and accounts of Borrower relating thereto, and may exclude the Borrower, its agents and servants, wholly therefrom. Borrower hereby grants full power and authority to Lender to exercise all rights, privileges and powers herein granted at any and all times after service of a Notice, with full power to use and apply all of the Rents and other income herein assigned to the payment of the costs of managing and operating the Property and of any indebtedness or liability of Borrower to Lender, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the Improvements on the Premises or of making the same rentable, reasonable attorneys’ fees incurred in connection with the enforcement of the assignment granted hereunder, and of principal and interest payments due from Borrower to Lender on the Note and this Instrument, all in such order as Lender may determine. Lender shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Borrower in the leases. It is further understood that the assignment granted hereunder shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon Lender, nor shall it operate to make Lender liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Property by any lessee under any of the Leases or any other person, or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger, unless the same shall have been found by a court of competent jurisdiction to have been due to the gross negligence or willful misconduct of Lender.

Section 25.    Default.    The following shall each, constitute an event of default (“Event of Default”):

(a)    The occurrence of an “Event of Default” under the Note.

(b)    Failure of Borrower within the time required by this Instrument to make any payment for taxes, insurance or for reserves for such payments, or any other payment necessary to prevent filing of or discharge of any lien, and such failure shall continue for a period of ten (10) days after written notice is given to Borrower by Lender specifying such failure.

(c)    Failure by Borrower to observe or perform any obligations of Borrower to Lender on or with respect to any transactions, debts, undertakings or agreements other than the transaction evidenced by the Note, following the giving of any notice required thereunder and/or the expiration of any applicable period of grace provided thereby.

(d)    Failure of Borrower to make any payment or perform any obligation under any superior liens or encumbrances on the Property, within the time required thereunder, or commencement of any suit or other action to foreclose any superior liens or encumbrances.

(e)    Failure by Borrower to observe or perform any of its obligations under any of the Leases, following the giving of any notice required thereunder and/or the expiration of any applicable period of grace provided thereby.

(f)    The Property is transferred or any agreement to transfer any part or interest in the Property in any manner whatsoever is made or entered into without the prior written consent of Lender, except as specifically allowed under this Instrument, including without limitation creating or allowing any liens on the Property or leasing any portion of the Property.

(g)    If any lien or encumbrance is filed against the Property, without Lender’s prior written consent and is not released, dismissed or bonded or insured over to the satisfaction of Lender within forty-five (45) days.

(h)    Filing by Borrower of a voluntary petition in bankruptcy or filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the seeking, consenting to, or acquiescing by Borrower in the appointment of any trustee, receiver, custodian, conservator or liquidator for Borrower, any part of the Property, or any of the Rents of the Property, or the making by Borrower of any general assignment for the benefit of creditors, or the inability of or failure by Borrower to pay its debts generally as they become due, or the insolvency on a balance sheet basis or business failure of Borrower, or the making or suffering of a preference within the meaning of federal bankruptcy law or the making of a fraudulent transfer under applicable federal or state law, or concealment by Borrower of any of its property in fraud of creditors, or the imposition of a lien upon any of the property of Borrower which is not discharged in the manner permitted by Section 4 of this Instrument, or the giving of notice by Borrower to any governmental body of insolvency or suspension of operations.

(i)    Filing of a petition against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debts, or the appointment of any trustee, receiver, custodian, conservator or liquidator of Borrower, of any part of the Property or of any of the Rents of the Property, unless such petition shall be dismissed within ninety (90) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition.

(j)    The institution of any proceeding for the dissolution or termination of Borrower voluntarily, involuntarily, or by operation of law, unless such proceeding shall be dismissed within ninety (90) days after such filing, but in any event prior to the entry of an order, judgment or decree for relief, or the death or incompetence of Borrower.

(k)    A material adverse change occurs in the assets, liabilities or net worth of Borrower from the assets, liabilities or net worth of Borrower or any of the guarantors of the indebtedness evidenced by the Note previously disclosed to Lender.

(l)    Any warranty, representation or statement furnished to Lender by or on behalf of Borrower under the Note, this Instrument, any of the other Loan Documents or the Environmental Indemnity Agreement regarding Hazardous Substances, shall prove to have been false or misleading in any material respect when made.

(m)    Failure of Borrower to observe or perform any other covenant or condition contained herein and such default shall continue for thirty (30) days after notice is given to Borrower specifying the nature of the failure, or if the default cannot be cured within such applicable cure period, Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions; provided, however, that no notice of default and no opportunity to cure shall be required with respect to defaults under Section 17 hereof or if during the prior twelve (12) months Lender has already sent a notice to Borrower concerning default in performance of the same obligation.

(n)    Failure of Borrower to observe or perform any other obligation under any other Loan Document or the Environmental Indemnity Agreement regarding Hazardous Substances when such observance or performance is due, and such failure shall continue beyond the applicable cure period set forth in such Loan Document, or if the default cannot be cured within such applicable cure period, Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions. No notice of default and no opportunity to cure shall be required if during the prior twelve (12) months Lender has already sent a notice to Borrower concerning default in performance of the same obligation.

(o)    Borrower’s abandonment of the Property.

(p)    Any of the events specified in (g) – (j) above shall occur with respect to any tenant of the Property, with respect to any guarantor of any of Borrower’s obligations in connection with the Indebtedness or with respect to any guarantor of any tenant’s obligations relating to the Property, or such guarantor dies or becomes incompetent.

Section 26.    Rights and Remedies on Default.

26.1    Remedies.    Upon the occurrence of any Event of Default and at any time thereafter, Trustee or Lender may exercise any one or more of the following rights and remedies:

(a)    Lender may declare all sums secured by this Instrument immediately due and payable, including any prepayment premium which Borrower would be required to pay.

(b)    The Trustee shall have the right to foreclose by notice and sale, or Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with applicable law.

(c)    In the event of any foreclosure, to the extent permitted by applicable law, Lender will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the obligations secured by this Instrument exceeds the net sale proceeds payable to Lender.

(d)    With respect to all or any part of the Property that constitutes personalty, Lender shall have all rights and remedies of secured party under the Uniform Commercial Code.

(e)    Lender shall have the right to have a receiver appointed to take possession of any or all of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, to collect all the Rents from the Property and apply the proceeds, over and above cost of the receivership, against the sums due under this Instrument, and to exercise all of the rights with respect to the Property described in Section 24 above. The receiver may serve without bond if permitted by law. Lender’s right to the appointment of a receiver shall exist whether or not apparent value of the Property exceeds the sums due under this Instrument by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

(f)    In the event Borrower remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Borrower, Borrower shall become a tenant at will of Lender or the purchaser of the Property and shall pay a reasonable rental for use of the Property while in Borrower’s possession.

(g)    Trustee and Lender shall have any other right or remedy provided in this Instrument, the Note, or any other Loan Document or instrument delivered by Borrower in connection therewith, or available at law, in equity or otherwise.

(h)    Lender shall have all the rights and remedies set forth in Sections 23 and 24.

26.2    Sale of the Property.    In exercising its rights and remedies, the Trustee or Lender may, at Lender’s sole discretion, cause all or any part of the Property to be sold as a whole or in parcels, and certain portions of the Property may be sold without selling other portions. Lender may bid at any public sale on all or any portion of the Property.

(a)    The Trustee shall give public notice of sale by advertising in accordance with applicable law, once a week for two successive weeks in a newspaper published or having general circulation in the county or city in which the Property or any portion thereof is located, and by such additional or different form of advertisement as the Trustee may deem advisable, if any. The Trustee may sell the Property on the eighth day after the first advertisement or no later than thirty days after the last advertisement. The Trustee, without demand on Borrower, shall sell the Property at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as the Trustee may determine. The Trustee may postpone the sale of all or any parcel of the Property by public announcement at the time and place of any previously scheduled sale or by advertising in accordance with applicable law.

(b)    If at the time of the sale the said Trustee, or the one acting, shall deem it best for any reason to postpone or continue said sale for one or more days, they or he may do so, in which event notice of such postponement or continuance shall be made in such manner as the Trustee, or the one acting, may deem sufficient under the laws of the State of Commonwealth of Virginia.

(c)    At any such public sale, Trustee may execute and deliver to the purchaser a conveyance of the Property or any part of the Property in fee simple with special warranty and, to this end, Borrower hereby constitutes and appoints Trustee the agent and attorney-in-fact of Borrower to make such sale and conveyance, and thereby to divest Borrower of all right, title or equity that Borrower may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales. Said appointment is coupled with an interest and shall be irrevocable.

(d)    Upon any public sale pursuant to the aforementioned power of sale and agency, the proceeds of said sale shall be applied as provided by law. In the event that such proceeds are insufficient to pay all costs and expenses of sale, Lender may advance such sums as it in its sole and absolute discretion shall determine for the purpose of paying all or any part of such costs and expenses, and all such sums shall be a part of the Indebtedness, payable on demand with interest at the default rate provided in the Note. Borrower shall remain liable for any deficiency resulting if the proceeds of sale are inadequate to repay the Indebtedness.

26.3    Notice of Sale.    Lender shall give Borrower reasonable notice of the time and place of any public sale of any personal property or of the time after which any private sale or other intended disposition of the personal property is to be made. Reasonable notice shall mean notice given in accordance with applicable law, including notices given in the manner and at the times required for notices in a nonjudicial foreclosure.

26.4    Waiver; Election of Remedies.    A waiver by either party of a breach of a provision of this Instrument shall not constitute a “waiver of or prejudice the party’s right otherwise to demand strict compliance with that provision or any other provision. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and all remedies of Lender under this Instrument are cumulative and not exclusive. An election to make expenditures or take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and exercise its remedies under this Instrument.

Section 27.    Reconveyance.    Upon payment of all sums secured by this Instrument, Lender shall request Trustee to reconvey the Property and shall surrender this Instrument and all notes evidencing Indebtedness secured by this Instrument to Trustee. Trustee shall reconvey the Property without warranty to the person or persons legally entitled thereto. Such person or persons shall pay Trustee’s costs incurred in so reconveying the Property.

Section 28.    Provisions Regarding Trustee.    Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever. Trustee shall not be personally liable in case of entry by it or anyone acting by virtue of the powers herein granted it upon the Property for debts contracted or liability or damages incurred in the management or operation of the Property. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by it hereunder.

Trustee may resign by giving of notice of such resignation in writing to Lender. If Trustee shall die, resign or become disqualified from acting, or shall fail or refuse to exercise its powers hereunder when requested by Lender so to do, or if for any reason and without cause Lender shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Lender shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee. Upon appointment by Lender and upon recording of the substitution in the land records of Prince William County, Virginia, any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the rights hereunder with the same effect as if originally named as Trustee herein.

Section 29.    Use of Property.    The Property is not currently used for agricultural, farming, timber or grazing purposes. Borrower warrants that this Instrument is and will at all times constitute a commercial trust deed, as defined under appropriate state law.

Section 30.    Future Advances.    Upon request of Borrower, Lender, at Lender’s option so long as this Instrument secures Indebtedness held by Lender may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Instrument when evidenced by promissory notes stating that said notes are secured hereby.

Section 31.    Imposition of Tax by State.

31.1    State Taxes Covered.    The following constitute state taxes to which this Section applies:

(a)    A specific tax upon trust deeds or upon all or any part of the indebtedness secured by a trust deed.

(b)    A specific tax on a grantor which the taxpayer is authorized or required to deduct from payments on the indebtedness secured by a trust deed.

(c)    A tax on a trust deed chargeable against the beneficiary or the holder of the note secured.

(d)    A specific tax on all, or any portion of the indebtedness or on payments of principal and interest made by a grantor.

31.2    Remedies.    If any state tax to which this Section applies is enacted subsequent to the date of this Instrument, this shall have the same effect as an Event of Default, and Lender may exercise any or all of the remedies available to it unless the following conditions are met:

(a)    Borrower may lawfully pay the tax or charge imposed by state tax; and

(b)    Borrower pays the tax or charge within thirty (30) days after notice from Lender that the tax has been levied.

Section 32.    Attorneys’ Fees.    In the event suit or action is instituted to enforce or interpret any of the terms of this Instrument (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal whether or not taxable as costs, or in any bankruptcy proceeding including, without limitation, attorneys’ fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses. Whether or not any court action is involved, all reasonable expenses, including but not limited to the costs of searching records, obtaining title reports, surveyor reports, title insurance, trustee fees, and other attorney fees, incurred by Lender that are necessary at any time in Lender’s opinion for the protection of its interest or enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the interest rate as provided in the Note. The term “attorneys’ fees” as used in the Loan Documents shall be deemed to mean such fees as are reasonable and are actually incurred.

Section 33.    Governing Law: Severability.    This Instrument shall be governed by the law of Commonwealth of Virginia applicable to contracts made and to be performed therein (excluding choice-of-law principles). In the event that any provision or clause of this Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Note which can be given effect without the conflicting provision, and to this end the provisions of this Instrument and the Note are declared to be severable.

Section 34.    Time of Essence.    Time is of the essence of this Instrument.

Section 35.    Changes in Writing.    This Instrument and any of its terms may only be changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement subsequently made by Borrower or Lender relating to this Instrument shall be superior to the rights of the holder of any intervening lien or encumbrance.

Section 36.    No Offset.    Borrower’s obligation to make payments and perform all obligations, covenants and warranties under this Instrument and under the Note shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation any setoff, counterclaim, abatement, suspension, recoupment, deduction, defense or other right that Borrower or any guarantor may have or claim against Lender or any entity participating making the loan secured hereby. The foregoing provisions of this Section, however, do not constitute a waiver of any claim or demand which Borrower or any guarantor may have in damages or otherwise against Lender or any other person, or preclude Borrower from maintaining a separate action thereon; provided, however, that Borrower waives any right it may have at law or in equity to consolidate such separate action with any action or proceeding brought by Lender.

Section 37.    Waiver Of Jury Trial.    BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS THAT EACH PARTY TO THIS INSTRUMENT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE COMMONWEALTH OF VIRGINIA TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING.

BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

Section 38.    Maximum Interest Charges.    Notwithstanding anything contained herein or in any of the Loan Documents to the contrary, in no event shall Lender be entitled to receive interest on the loan secured by this Instrument (the “Loan”) in amounts which, when added to all of the other interest charged, paid to or received by Lender on the Loan, causes the rate of interest on the Loan to exceed the highest lawful rate. Borrower and Lender intend to comply with the applicable law governing the highest lawful rate and the maximum amount of interest payable on or in connection with the Loan. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the final maturity date of the Loan or if any prepayment by Borrower results in Borrower having paid or demand having been made on Borrower to pay, any interest in excess of the amount permitted by applicable law, then all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, such excess amounts shall be refunded to Borrower), and the provisions of the Note, this Instrument and any demand on Borrower shall immediately be deemed reformed and the amounts thereafter collectible thereunder and hereunder shall be reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and hereunder. The right to accelerate the final maturity date of the Loan does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread through the fall term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the applicable usury ceiling. By execution of this Instrument, Borrower acknowledges that it believes the Loan to be nonusurious and agrees that if, at any time, Borrower should have reason to believe that the Loan is in fact usurious, it will give Lender written notice of its belief and the reasons why Borrower believes the Loan to be usurious, and Borrower agrees that Lender shall have ninety (90) days following its receipt of such written notice in which to make appropriate refund or other adjustment in order to correct such condition if it in fact exists.

Section 39.    Authorization to Insert.    Borrower authorizes GE Capital or its agent to insert in the spaces provided herein the amount of the Note, the mortgagee’s loan policy number, the title insurance company issuing such policy, the total amounts of the obligations secured and the last payment due dates, if any of the foregoing information is not typed in on this document.

Section 40.    Certain Trustee Rights.    With the approval of GE Capital, Trustee shall have the right to select, employ, and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him or her hereunder, believed by him or her in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by him or her in the performance of his duties. Borrower shall, from time to time, pay the reasonable compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by him or her in the performance of his or her duties, including those arising from the joint, concurrent or comparative negligence of Trustee; however, Borrower shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee’s gross negligence or willful misconduct hereunder. Borrower’s obligations under this Section shall not be reduced or impaired by principles of comparative or contributory negligence.

Section 41.    Retention of Money.    All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him or her hereunder.

Section 42.    Perfection of Appointment.    Should any deed, conveyance or instrument of any nature be required from Borrower by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates The rights, powers and duties, then upon a request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Borrower.

Section 43.    Trustee Liability.    In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Instrument, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

Section 44.    Incorporation of Statutory Provisions.    The following provisions of the Virginia Code (1950) Section 55-60, as amended, are hereby made applicable to this Instrument:

Exemptions waived;
Subject to [c]all upon default;
Renewal of extension permitted; and
Any trustee may act.

Section 45.    Business Purpose of Loan.    Borrower stipulates and warrants that the purpose of this Loan secured by this Instrument is for the sole purpose of carrying on or acquiring a business, professional or commercial activity or as an investment or of carrying on an investment activity pursuant to the provisions of Virginia Code (1950) Section 6.1-330.75. The undersigned further stipulates and warrants that all proceeds will be used for said business or commercial investment purpose.

Section 46.    Confession of Judgment.    UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER OR UNDER THE NOTE, LENDER MAY CONFESS JUDGMENT AGAINST BORROWER AS PROVIDED HEREIN. FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PROPERTY UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, BORROWER HEREBY AUTHORIZES AND EMPOWERS THE CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF VIRGINIA, INCLUDING BUT NOT LIMITED TO THE CLERK OF THE CIRCUIT COURT FOR THE COUNTY OF PRINCE WILLIAM TO ENTER JUDGMENT BY CONFESSION AGAINST BORROWER IN FAVOR OF LENDER FOR THE FULL AMOUNT OF THE INDEBTEDNESS EVIDENCED BY THE NOTE AND SECURED BY THIS DEED OF TRUST, EXPRESSLY WAIVING SUMMONS AND OTHER PROCESS, AND DOES HEREBY CONSENT TO THE IMMEDIATE EXECUTION OF SUCH JUDGMENT, EXPRESSLY WAIVING THE BENEFIT OF ALL EXEMPTION OR HOMESTEAD LAWS. BORROWER HEREBY CONSTITUTES AND APPOINTS ANY ATTORNEY ACTING ON BEHALF OF LENDER IN ANY FEDERAL COURT OR ANY STATE COURT OF RECORD IN THE UNITED STATES OF AMERICA, AS ATTORNEY-IN-FACT FOR BORROWER AND ALL PERSONS CLAIMING THROUGH OR UNDER BORROWER, TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION IN EJECTMENT FOR POSSESSION OF T HE PROPERTY AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER, AND ALL PERSONS CLAIMING UNDER OR THROUGH BORROWER, IN FAVOR OF LENDER, FOR RECOVERY BY LENDER OF POSSESSION THEREOF, FOR WHICH THE NOTE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE SUFFICIENT WARRANT; WHEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. LENDER MAY BRING AN AMICABLE ACTION IN EJECTMENT AND CONFESS JUDGMENT THEREIN EITHER BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE THIS INSTRUMENT OR TO ENFORCE THE NOTE OR AFTER ENTRY OF JUDGMENT THEREIN OR ON THE NOTE, OR AFTER A PUBLIC SALE OF THE PROPERTY IN WHICH LENDER IS THE SUCCESSFUL BIDDER. THE FOREGOING AUTHORIZATION TO PURSUE PROCEEDINGS FOR OBTAINING POSSESSION OF THE PROPERTY AND CONFESSING JUDGMENT THEREIN IS AN ESSENTIAL

PART OF LENDER’S REMEDIES FOR ENFORCEMENT OF THE NOTE AND THIS DEED OF TRUST AND SHALL SURVIVE ANY FORECLOSURE SALE BY OR TO LENDER.

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS]

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS, OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN INSTRUMENT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, Borrower has executed this Instrument or has caused the same to be executed under seal by its representatives thereunto duly authorized.

BORROWER:

REMODELERS CREDIT CORPORATION, a Delaware corporation

Print:

Its:

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this 26th day of November, 2002, by Murray H. Gross of Remodelers Credit Corporation, a Delaware corporation, on behalf of the corporation.

Notary Public

[EXECUTION AND ACKNOWLEDGMENT PAGE OF DEED OF TRUST,
SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,
FINANCING STATEMENT AND FIXTURE FILING]

General Electric Capital Business
    Asset Funding Corporation
Loan No.: 050-0010706-001

EXHIBIT A

(1041-1043 Cannons Court, Woodbridge, Prince William County, Virginia)

Tax Parcel No.: G-PIN 8492-02-6712

Description of Property:

BEGINNING AT AN IRON PIPE FOUND IN THE NORTHERLY RIGHT-OF-WAY LINE OF HIGHAMS COURT (DEED BOOK 1176 PAGE 251) AND THE SOUTHWESTERLY PROPERTY CORNER OF THE NOW OR FORMERLY KENNETH MENTZER, TRUSTEE PROPERTY (DEED BOOK 1903 PAGE 1578); THENCE WITH THE NORTHERLY RIGHT-OF-WAY LINE OF HIGHAMS COURT, S 74°57’58” W, 74.99 FEET TO AN IRON PIPE SET; THENCE 22.73 FEET ALONG THE ARC OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 25.00 FEET, WITH A CHORD BEARING AND DISTANCE OF N 78°59’25” W 21.95 FEET, RESPECTIVELY, TO AN IRON PIPE SET; THENCE 143.83 FEET ALONG THE ARC OF A CURVE TO THE LEFT, HAVING A RADIUS OF 58.00 FEET, WITH A CHORD BEARING AND DISTANCE OF S 56°00’35” W, 109.71 FEET, RESPECTIVELY, TO AN IRON PIPE FOUND; THENCE DEPARTING THE NORTHERLY RIGHT-OF-WAY LINE OF HIGHAMS COURT AND WITH THE NORTHERLY PROPERTY LINE OF THE NOW OR FORMERLY H.A. HIGHAM AND E.F. CANNON, TRUSTEE PROPERTY, S 74°57’58” W, 253.23 FEET TO AN IRON PIPE FOUND IN THE EASTERLY PROPERTY LINE OF THE NOW OR FORMERLY ARBAN AND CAROSI, INC. PROPERTY; THENCE WITH THE EASTERLY PROPERTY LINE OF ARBAN AND CAROSI PROPERTY, N 20°28’24” E, 654.66 FEET TO AN IRON PIPE SET; THENCE WITH THE SOUTHERLY PROPERTY LINE OF THE NOW OR FORMERLY LEWIS & ROSALIE F. LEIGH PROPERTY S 69°31’36” E, 97.48 FEET TO AN IRON PIPE FOUND; THENCE S 15°02’02” E, 38.31 FEET TO AN IRON PIPE FOUND; THENCE N 74°57’58” E, 80.00 FEET TO AN IRON PIPE FOUND IN THE NORTHERLY RIGHT-OF-WAY LINE OF CANNONS COURT (DEED BOOK 1176 PAGE 251); THENCE WITH THE NORTHERLY RIGHT-OF-WAY LINE OF CANNONS COURT, 51.70 FEET ALONG THE ARC OF A CURVE TO THE LEFT, HAVING A RADIUS OF 58.00 FEET, WITH A CHORD BEARING AND DISTANCE OF S 13°56’20” E, 50.01 FEET, RESPECTIVELY, TO AN IRON PIPE SET; THENCE DEPARTING THE NORTHERLY RIGHT-OF-WAY OF CANNONS COURT AND WITH THE NORTHERLY AND WESTERLY PROPERTY LINE OF THE NOW OR FORMERLY RICHARD H. SUNDERLIN, TRUSTEE PROPERTY S 74°57’58” W, 86.92 FEET TO AN IRON PIPE FOUND; THENCE S 15°02’02” E, 362.00 FEET TO THE POINT OF BEGINNING AND CONTAINING 3.0896 ACRES OF LAND.

General Electric Capital Business
    Asset Funding Corporation
Loan No.: 050-0010706-001

SCHEDULE 1

(1041-1043 Cannons Court, Woodbridge, Prince William County, Virginia)

Permitted Exceptions:

1.          Real property taxes subsequent to June 30, 2002, none now due and payable.

2.          Storm Water Management fees subsequent to June 30, 2002, none now due and payable.

3.          Solid Waste User fees subsequent to June 30, 2002, none now due and payable.

4.          Terms, provisions, restrictions, conditions, easements and reservations (deleting any restrictions indicating any preference, limitation or discrimination based on race, color, sex, handicap, familial status or national origin) contained in instrument recorded in Deed Book 1213 at page I among the land records of Prince William County, Virginia.

5.          Easements granted to the American Telephone and Telegraph Company of Virginia, recorded in Deed Book 71 at page 432 among the aforesaid land records.

6.          Easements granted to Virginia Electric and Power Company recorded in Deed Book 125 at page 341 among the aforesaid land records.

7.          Easements granted to Virginia Electric and Power Company recorded in Deed Book 1338 at page 1926; and in Deed Book 1340 at page 180 among the aforesaid land records.

8.          Easement granted to the Board of County Supervisions of Prince William County, Virginia, recorded in Deed Book 1176 at page 251; in Deed Book 1212 at page 1991; in Deed Book 11221 at, page 130; and in Deed Book 1224 at page 197 among the aforesaid land records.

9.          Easements granted to the Board of County Supervisors of Prince William County, Virginia, recorded in Deed Book 1282 at page 170, as corrected in Deed Book 1285 at page 1724 and in Deed Book 1288 at page 1613 among the aforesaid land records.

10.        Waterline easement set forth in Easement Agreement recorded in Deed Book 1254 at page 1083 among the aforesaid land records.

11.        Easement as set forth on plats attached to Deeds recorded in Deed Book 1257 at page 1115 and Deed Book 1276 at page 707 among the aforesaid land records.

12.        Terms and conditions set forth in Deed of Assumption recorded in Deed Book 2670 at page 341 among the aforesaid land records.